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                                                                   EXHIBIT 10.41

                                AcSentient, Inc.
                                 110 Doric Court
                              Morrisville, NC 27560

April 26, 2002

Eastern Virginia Medical School
825 Fairfax Avenue
Norfolk, VA 23507

Re:     Sale of Certain Assets of AcSentient, Inc. to ISTA Pharmaceuticals, Inc.

Dear Dr. Bell:

         Pursuant to an Asset Purchase Agreement, AcSentient, Inc. ("AcSENTIENT") is selling to ISTA Pharmaceuticals, Inc. ("ISTA") certain assets including the License Agreement by and between Eastern Virginia Medical School, dated January 29, 2002 (the "LICENSE").

         AcSentient is assigning to ISTA and ISTA will assume from AcSentient, all of AcSentient's rights and obligations under the License, and AcSentient will be released from any further liability under the License. This assignment and assumption will be effective upon the closing of the transactions contemplated by the Asset Purchase Agreement.

         AcSentient requests your consent to the assignment of the License to ISTA upon the consummation of the transactions contemplated by the Asset Purchase Agreement. Please indicate your consent to the assignment by signing in the space indicated below. Please call me at (919) 659-2421 if you have any questions. We appreciate your cooperation.

                                                  Sincerely,

                                                  Lisa T. Grimes
                                                  President and CEO

Sign here to consent:

Eastern Virginia Medical School

By: /s/ J. Sumner Bell, III, M.D.
   ------------------------------

Name: J. Sumner Bell, III, M.D.

Title: President

Date: April 26, 2002